                                                                          Part I
                                                                      Exhibit 11

                               HARSCO CORPORATION
            COMPUTATION OF FULLY DILUTED NET INCOME PER COMMON SHARE
                     (dollars in thousands except per share)

                           ---------------------------

                                                3 MONTHS ENDED JUNE 30             6 MONTHS ENDED JUNE 30
                                            -----------------------------       -----------------------------
                                                1996              1995              1996              1995
                                            -----------       -----------       -----------       -----------
Net income                                  $    29,260       $    24,559       $    60,370       $    50,019
                                            ===========       ===========       ===========       ===========

Average shares of common stock
         outstanding used to compute
         earnings per common share           25,031,638        25,269,920        25,058,833        25,236,174

Additional common shares to be
         issued assuming exercise of
         stock options, net of shares
         assumed reacquired                     209,060           166,010           225,553           177,059
                                            -----------       -----------       -----------       -----------

Shares used to compute dilutive
         effect of stock options             25,240,698        25,435,930        25,284,386        25,413,233
                                            ===========       ===========       ===========       ===========

Fully diluted net income per
         common share                       $      1.16       $      0.96       $      2.39       $      1.97
                                            ===========       ===========       ===========       ===========

Net income per common share                 $      1.17       $      0.97       $      2.41       $      1.98
                                            ===========       ===========       ===========       ===========